Exhibit 23.1

Tel: 717-233-8800 Fax: 717-233-8801 www.bdo.com	945 E. Park Drive, Suite 103 Harrisburg, PA 17111

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214052 and 333-196024) and Form S-8 (No. 333-57578 and No. 333-200868) of Republic First Bancorp, Inc. and Subsidiaries of our reports dated March 10, 2017, relating to the consolidated financial statements, and the effectiveness of Republic First Bancorp, Inc. and Subsidiaries' internal control over financial reporting, which appear in this Form 10-K.

Harrisburg, Pennsylvania
March 10, 2017